Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate August 5, 2021	Kenneth E. Webster Investor Relations 716-857-7067	Karen M. Camiolo Treasurer 716-857-7344

NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS
AND ANNOUNCES PRELIMINARY GUIDANCE FOR FISCAL 2022

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the third quarter of its 2021 fiscal year and for the nine months ended June 30, 2021.

FISCAL 2021 THIRD QUARTER SUMMARY
•GAAP net income of $86.5 million, or $0.94 per share, compared to $41.3 million, or $0.47 per share, in the prior year.
•Adjusted operating results of $85.7 million, or $0.93 per share, compared to $50.0 million, or $0.57 per share, in the prior year (see non-GAAP reconciliation on page 2).
•Adjusted EBITDA of $234.2 million, an increase of 36%, compared to $171.9 million in the prior year (see non-GAAP reconciliation on page 24).
•Pipeline & Storage segment Adjusted EBITDA of $53.1 million, an increase of 5% from the prior year.
•Gathering segment Adjusted EBITDA of $39.9 million, an increase of 43% from the prior year.
•E&P segment Adjusted EBITDA of $116.1 million, an increase of 79% from the prior year.
•E&P segment net production of 83.1 Bcfe, an increase of 27.1 Bcfe, or 48%, from the prior year.
•E&P segment cash operating costs (combined G&A expenses, LOE expense, other operation and maintenance expense, and property, franchise, and other taxes), of $1.13 per Mcfe, a 5% decrease from the prior year.
•Average realized natural gas prices of $2.20 per Mcf, an increase $0.28 per Mcf from the prior year.
•Average realized oil prices of $59.22 per Bbl, an increase of $8.52 per Bbl from the prior year.
•Company is increasing its fiscal 2021 earnings guidance to a range of $4.05 to $4.15 per share, an increase of $0.15 at the midpoint, excluding items impacting comparability (see Guidance Summary on page 8).
•Company is initiating its fiscal 2022 earnings guidance with a range of $4.40 to $4.80 per share, an increase of 12% from the midpoint of the Company's updated fiscal 2021 guidance (see Guidance Summary on page 8).

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel had a strong third quarter, with adjusted operating results per share increasing more than 60% from the prior year. As we look to fiscal 2022, the Company is poised for continued earnings growth, as evidenced by our greater than 10% projected increase in earnings per share, driven by the significantly improved outlook for natural gas prices and the expected completion of our FM100 expansion and modernization project in late calendar 2021. Once complete, this project, in addition to providing long-term system integrity and reliability benefits for our existing pipeline transportation customers, puts National Fuel on a pathway to generating significant annual free cash flow across each of our major businesses, allowing the Company to maintain the strength of its balance sheet while continuing to return cash to shareholders in the years ahead.”

Page 2.

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2021	2020	2021	2020
Reported GAAP Earnings	$86,475	$41,250	$276,685	$21,773
Items impacting comparability:
Impairment of oil and gas properties (E&P)	—	18,236	76,152	195,997
Tax impact of impairment of oil and gas properties	—	(4,986)	(20,980)	(53,489)
Gain on sale of timber properties (Corporate / All Other)	—	—	(51,066)	—
Tax impact of gain on sale of timber properties	—	—	14,069	—
Premium paid on early redemption of debt	—	—	15,715	—
Tax impact of premium paid on early redemption of debt	—	—	(4,321)	—
Deferred tax valuation allowance	—	—	—	56,770
Unrealized (gain) loss on other investments (Corporate / All Other)	(1,025)	(5,639)	(575)	794
Tax impact of unrealized (gain) loss on other investments	215	1,184	120	(167)
Adjusted Operating Results	$85,665	$50,045	$305,799	$221,678

Reported GAAP Earnings Per Share	$0.94	$0.47	$3.02	$0.25
Items impacting comparability:
Impairment of oil and gas properties, net of tax (E&P)	—	0.15	0.60	1.63
Gain on sale of timber properties, net of tax (Corporate / All Other)	—	—	(0.40)	—
Premium paid on early redemption of debt, net of tax	—	—	0.12	—
Deferred tax valuation allowance	—	—	—	0.65
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	(0.01)	(0.05)	—	0.01
Adjusted Operating Results Per Share	$0.93	$0.57	$3.34	$2.54

DISCUSSION OF GUIDANCE UPDATE

National Fuel is revising its fiscal 2021 earnings guidance to reflect the results of the third quarter, along with updated assumptions for the balance of the year, as detailed on page 8. The Company is now projecting that earnings, excluding items impacting comparability, will be within the range of $4.05 to $4.15 per share, an increase of $0.15 per share from the midpoint of the Company’s prior guidance range.

For the balance of fiscal 2021, Seneca currently has price certainty on approximately 79% of its expected remaining Appalachian production, utilizing a combination of physical firm sales contracts and financial hedges, including swaps, and floor protection on an additional approximately 9% of its expected remaining Appalachian production via no-cost collars. Additionally, Seneca has financial hedges in place for approximately 72% of its expected remaining oil production in fiscal 2021.

The Company is also initiating preliminary guidance for fiscal 2022 with earnings projected to be within a range of $4.40 to $4.80 per share, or $4.60 per share at the midpoint of the range, an increase of 12% from the midpoint of the fiscal 2021 guidance range. The anticipated increase in earnings is being driven largely by higher anticipated commodity price realizations and expected late calendar 2021 completion of the Company's FERC-regulated FM100 expansion and modernization project. This project is expected to generate approximately $50 million of annualized revenue and 330,000 Dekatherms per day of new firm transportation capacity. This incremental pipeline capacity provides a key outlet for Seneca’s natural gas production and is the primary driver behind the forecasted growth in natural gas production and the associated impact on Gathering revenues.

With this incremental transportation capacity, Seneca’s fiscal 2022 net production is increasing to an expected range of 335 to 365 Bcfe, an increase of 25 Bcfe versus fiscal 2021 at the midpoint of the respective guidance ranges. In addition, the Company anticipates its natural gas price realizations after hedging to increase by approximately $0.10 per Mcf from its estimated fiscal 2021 realizations, driven in large part by higher expected NYMEX and regional spot prices for natural gas. Overall, Seneca has firm sales contracts in place for approximately 93% of its expected fiscal 2022 Appalachian production at the midpoint of the Company's production guidance range. The Company is also well positioned with respect to potential swings in natural gas prices in fiscal 2022, with financial hedges on approximately 76% of Seneca’s projected fiscal 2022 Appalachian natural gas production.
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Page 3.

The Company’s consolidated capital expenditures in fiscal 2022 are expected to be in a range of $640 million to $760 million, a decrease of $90 million versus the midpoint of its fiscal 2021 guidance. The primary drivers are a significant decrease in Pipeline and Storage segment capital as a result of the expected completion of its FM100 project, partially offset by a higher average activity level in the Exploration and Production segment. The Company added a second drilling rig in the second quarter of fiscal 2021 and expects to maintain its current two-rig program for the entirety of fiscal 2022 along with elevated levels of completion activity designed to efficiently utilize the entirety of Seneca’s new transportation capacity over the course of the fiscal year.

Additional details on the Company's updated forecast assumptions and business segment guidance for fiscal 2021 and fiscal 2022 are outlined in the table on page 8.

DISCUSSION OF THIRD QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended June 30, 2021 is summarized in a tabular form on pages 9 and 10 of this report (earnings drivers for the nine months ended June 30, 2021 are summarized on pages 11 and 12). It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended
	June 30,
(in thousands)	2021	2020	Variance
GAAP Earnings	$39,015	$(6,434)	$45,449
Impairment of oil and gas properties, net of tax	—	13,250	(13,250)
Adjusted Operating Results	$39,015	$6,816	$32,199

Adjusted EBITDA	$116,052	$64,780	$51,272

Seneca’s third quarter GAAP earnings increased $45.4 million versus the prior year, which includes the impact of a non-cash ceiling test impairment charge of $13.2 million (after-tax) recorded in the prior year's third quarter. Excluding this item, Seneca’s third quarter earnings increased $32.2 million primarily due to the positive impacts of higher natural gas production, higher realized natural gas and crude oil prices as well as lower per unit operating costs, partially offset by lower crude oil production and a higher effective income tax rate.

Seneca produced 83.1 Bcfe during the third quarter, an increase of 27.1 Bcfe, or 48%, from the prior year. The improvement was primarily from a 27.3 Bcf increase in natural gas production, largely related to the Company's fourth quarter fiscal 2020 acquisition of Appalachian upstream assets, as well as production growth from Seneca's other core development areas, partially offset by a 4% decrease, or 26 MBbls, of crude oil production in California largely due to natural declines. Approximately 21.6 Bcf of the natural gas production increase came from the Eastern Development Area ("EDA"), with the remainder attributable to Seneca’s Western Development Area ("WDA").

Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $2.20 per Mcf, an increase of $0.28 per Mcf from the prior year. This increase was primarily due to higher NYMEX prices and higher spot prices at local sales points in Pennsylvania. Seneca's average realized oil price, after the impact of hedging, was $59.22 per Bbl, an increase of $8.52 per Bbl compared to the prior year. The improvement in oil price realizations was primarily due to stronger commodity pricing.
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Lease operating and transportation (“LOE”) expense increased $20.6 million primarily due to higher transportation costs in Appalachia from increased production, as well as higher well repairs, workover activity and steam fuel costs in California. LOE expense includes $48.1 million in intercompany expense for gathering and compression services used to connect Seneca’s Marcellus and Utica production to sales points along interstate pipelines. DD&A expense increased $6.5 million due largely to higher natural gas production, partially offset by the impact of ceiling test impairments recorded during fiscal 2020. Seneca's general and administrative ("G&A") expense increased $2.2 million due primarily to higher personnel costs and technology-related expenses. Other taxes increased $3.5 million primarily due to higher impact fee accruals in Pennsylvania, driven by higher expected NYMEX natural gas prices for calendar 2021. The increase in Seneca's effective income tax rate was primarily driven by a higher effective state income tax rate as a result of the Company's Appalachian acquisition that caused a change in the mix of earnings between state jurisdictions.

On a unit of production basis, Seneca's combined general and administrative ("G&A"), LOE, other operation and maintenance ("O&M") expense, and Property, Franchise, and Other Taxes decreased $0.06 per Mcfe, or 5%, during the quarter.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2021	2020	Variance
GAAP Earnings	$21,948	$22,623	$(675)

Adjusted EBITDA	$53,086	$50,511	$2,575

The Pipeline and Storage segment’s third quarter GAAP earnings decreased $0.7 million versus the prior year as higher operating revenues were more than offset by the negative impacts of higher O&M expense, higher DD&A expense and higher interest expense. The increase in operating revenues of $6.3 million, or 8%, was largely due to new demand charges for transportation service from the Company's Empire North expansion project, which was placed in service near the end of the fourth quarter of fiscal 2020, combined with an increase in revenues from a surcharge for pipeline safety and greenhouse gas regulatory costs, which went into effect in November 2020 in accordance with Supply Corporation's fiscal 2020 rate case settlement. Additionally, the Company recognized increased revenue from a surcharge mechanism for power costs related to electric motor drive compression on the Empire North project, for which offsetting O&M expense was recognized during the quarter. These positive items were partially offset by a modest decrease in transportation revenue from miscellaneous contract revisions. O&M expense increased $3.7 million primarily due to higher pipeline integrity costs, higher compressor and facility maintenance costs, and higher personnel costs, as well as the aforementioned Empire power costs. The increase in DD&A expense of $1.3 million was primarily attributable to incremental depreciation from the Empire North expansion project. The increase in interest expense of $2.3 million was primarily driven by additional long-term borrowings from the Company's long-term debt issuance in June 2020.

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Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which primarily delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	June 30,
(in thousands)	2021	2020	Variance
GAAP Earnings	$20,427	$15,239	$5,188

Adjusted EBITDA	$39,929	$27,844	$12,085

The Gathering segment’s third quarter GAAP earnings increased $5.2 million versus the prior year. The earnings increase was primarily driven by higher operating revenues, which was partially offset by higher DD&A expense, higher O&M expense, higher interest expense and a higher effective income tax rate. Operating revenues increased $15.4 million, or 46%, primarily due to increased gathering throughput resulting from the Company's Appalachian acquisition in the fourth quarter of fiscal 2020 and from new Marcellus and Utica wells that were brought on-line. The increase in DD&A expense of $2.9 million was primarily attributable to incremental depreciation expense related to the Company's Appalachian acquisition, as well as higher average depreciable plant in service compared to the prior year. Compression leasing expenses, as well as higher facility, personnel and contractor costs, all associated with the Appalachian acquisition, were primarily responsible for the $3.3 million increase in O&M expense. Interest expense increased by $1.7 million from the prior year, primarily driven by additional long-term borrowings from the Company's long-term debt issuances in June 2020 and February 2021. The increase in the Gathering segment's effective income tax rate was primarily driven by a higher effective state income tax rate as a result of the Company's Appalachian acquisition that caused a change in the mix of earnings between state jurisdictions.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2021	2020	Variance
GAAP Earnings	$4,841	$6,254	$(1,413)

Adjusted EBITDA	$29,431	$30,214	$(783)

The Utility segment’s third quarter GAAP earnings decreased $1.4 million versus the prior year primarily due to lower customer margins (operating revenues less purchased gas sold) and higher DD&A expense. The decline in customer margin was due primarily to warmer weather in Distribution's Pennsylvania service territory that resulted in a decrease in customer usage, partially offset by higher revenues earned through the Company's system modernization tracking mechanism in its New York service territory. Weather in Distribution's Pennsylvania service territory was 20% warmer on average than last year. The impact of weather variations on earnings for the quarter in Distribution's New York service territory is largely mitigated by that jurisdiction's weather normalization clause. The $0.6 million increase in DD&A expense was primarily attributable to higher average depreciable plant in service compared to the prior year.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated combined earnings of $0.2 million in the current year third quarter, which was $3.4 million lower than the combined earnings of $3.6 million in the prior-year third quarter. The decrease in earnings was primarily driven by lower unrealized gains on investment securities quarter over quarter.
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EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, August 6, 2021, at 11 a.m. Eastern Time to discuss this announcement. Pre-registration is required to access the teleconference by phone in a listen-only mode by following this link: http://www.directeventreg.com/registration/event/1368175. To access the webcast, visit the Events Calendar under the News & Events page on the NFG Investor Relations website at investor.nationalfuelgas.com. A replay of the conference call will be available approximately two hours following the teleconference at the same website link and by phone (toll-free) at 800-585-8367 using conference ID number “1368175”. Both the webcast and conference call replay will be available until the close of business on Friday, August 13, 2021.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Kenneth E. Webster	716-857-7067
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the length and severity of the ongoing COVID-19 pandemic, including its impacts across our businesses on demand, operations, global supply chains and liquidity; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including disruptions due to the COVID-19 pandemic, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; the Company's ability to complete planned strategic transactions; the Company's ability to successfully integrate acquired assets and achieve expected cost synergies; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement
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benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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Page 8.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2021 and initiating preliminary guidance for fiscal 2022. Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2021 and fiscal 2022 are outlined in the table below.

The revised earnings guidance range does not include the impact of certain items that impacted the comparability of earnings during the nine months ended June 30, 2021, including: (1) the after-tax impairment of oil and gas properties, which reduced earnings by $0.60 per share; (2) the after-tax gain on sale of timber properties, which increased earnings by $0.40 per share; and (3) the after-tax premium paid on early redemption of debt, which reduced earnings by $0.12 per share. While the Company expects to record certain adjustments to unrealized gain or loss on investments during the three months ending September 30, 2021, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Updated FY 2021 Guidance	Preliminary FY 2022 Guidance
Consolidated Earnings per Share, excluding items impacting comparability	$4.05 to $4.15	$4.40 to $4.80
Consolidated Effective Tax Rate	~ 26%	~ 25-26%

Capital Expenditures (Millions)
Exploration and Production	$370 - $390	$400 - $450
Pipeline and Storage	$250 - $300	$100 - $150
Gathering	$35 - $45	$50 - $60
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$745 - $835	$640 - $760

Exploration & Production Segment Guidance*

Commodity Price Assumptions
NYMEX natural gas price	$3.75 /MMBtu	$3.50 /MMBtu
Appalachian basin spot price (winter | summer)	$2.75 /MMBtu	$2.85 /MMBtu | $2.25 /MMBtu
NYMEX (WTI) crude oil price	$70.00 /Bbl	$65.00 /Bbl
California oil price premium (% of WTI)	96%	96%

Production (Bcfe)	320 to 330	335 to 365

E&P Operating Costs ($/Mcfe)
LOE	$0.81 - $0.83	$0.82 - $0.85
G&A	$0.20 - $0.22	$0.19 - $0.21
DD&A	$0.55 - $0.57	$0.59 - $0.62

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$190 - $195	$200 - $225
Pipeline and Storage Segment Revenues	$340 - $345	$360 - $380

* Fiscal 2021 commodity price assumptions are for the remaining 3 months of the fiscal year.

Page 9.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2021
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Third quarter 2020 GAAP earnings	$(6,434)	$22,623	$15,239	$6,254	$3,568	$41,250
Items impacting comparability:
Impairment of oil and gas properties	18,236					18,236
Tax impact of impairment of oil and gas properties	(4,986)					(4,986)
Unrealized (gain) loss on other investments					(5,639)	(5,639)
Tax impact of unrealized (gain) loss on other investments					1,184	1,184
Third quarter 2020 adjusted operating results	6,816	22,623	15,239	6,254	(887)	50,045
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	41,361					41,361
Higher (lower) crude oil production	(1,042)					(1,042)
Higher (lower) realized natural gas prices, after hedging	17,437					17,437
Higher (lower) realized crude oil prices, after hedging	3,760					3,760
Midstream and All Other Revenues
Higher (lower) operating revenues		4,938	12,132		(801)	16,269
Downstream Margins***
Impact of usage and weather				(796)		(796)
System modernization tracker revenues				369		369
Regulatory revenue adjustments				(149)		(149)
Higher (lower) energy marketing margins					(1,246)	(1,246)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(16,235)					(16,235)
Lower (higher) operating expenses	(2,372)	(2,888)	(2,585)			(7,845)
Lower (higher) property, franchise and other taxes	(2,751)					(2,751)
Lower (higher) depreciation / depletion	(5,146)	(993)	(2,286)	(510)		(8,935)
Other Income (Expense)
(Higher) lower other deductions				(573)	719	146
(Higher) lower interest expense	1,829	(1,815)	(1,358)		(554)	(1,898)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(4,975)	177	(693)	501	2,054	(2,936)
All other / rounding	333	(94)	(22)	(255)	149	111
Third quarter 2021 adjusted operating results	39,015	21,948	20,427	4,841	(566)	85,665
Items impacting comparability:
Unrealized gain (loss) on other investments					1,025	1,025
Tax impact of unrealized gain (loss) on other investments					(215)	(215)
Third quarter 2021 GAAP earnings	$39,015	$21,948	$20,427	$4,841	$244	$86,475

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 10.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2021
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Third quarter 2020 GAAP earnings per share	$(0.07)	$0.26	$0.17	$0.07	$0.04	$0.47
Items impacting comparability:
Impairment of oil and gas properties, net of tax	0.15					0.15
Unrealized (gain) loss on other investments, net of tax					(0.05)	(0.05)
Third quarter 2020 adjusted operating results per share	0.08	0.26	0.17	0.07	(0.01)	0.57
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.45					0.45
Higher (lower) crude oil production	(0.01)					(0.01)
Higher (lower) realized natural gas prices, after hedging	0.19					0.19
Higher (lower) realized crude oil prices, after hedging	0.04					0.04
Midstream and All Other Revenues
Higher (lower) operating revenues		0.05	0.13		(0.01)	0.17
Downstream Margins***
Impact of usage and weather				(0.01)		(0.01)
System modernization tracker revenues				—		—
Regulatory revenue adjustments				—		—
Higher (lower) energy marketing margins					(0.01)	(0.01)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.18)					(0.18)
Lower (higher) operating expenses	(0.03)	(0.03)	(0.03)			(0.09)
Lower (higher) property, franchise and other taxes	(0.03)					(0.03)
Lower (higher) depreciation / depletion	(0.06)	(0.01)	(0.02)	(0.01)		(0.10)
Other Income (Expense)
(Higher) lower other deductions				(0.01)	0.01	—
(Higher) lower interest expense	0.02	(0.02)	(0.01)		(0.01)	(0.02)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.05)	—	(0.01)	0.01	0.02	(0.03)
Impact of additional shares	—	(0.01)	(0.01)	—	—	(0.02)
All other / rounding	0.01	—	—	—	—	0.01
Third quarter 2021 adjusted operating results per share	0.43	0.24	0.22	0.05	(0.01)	0.93
Items impacting comparability:
Unrealized gain (loss) on other investments, net of tax					0.01	0.01
Third quarter 2021 GAAP earnings per share	$0.43	$0.24	$0.22	$0.05	$—	$0.94

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2021
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Nine months ended June 30, 2020 GAAP earnings	$(157,733)	$62,815	$51,081	$64,335	$1,275	$21,773
Items impacting comparability:
Impairment of oil and gas properties	195,997					195,997
Tax impact of impairment of oil and gas properties	(53,489)					(53,489)
Deferred tax valuation allowance	60,463		(3,769)		76	56,770
Unrealized (gain) loss on other investments					794	794
Tax impact of unrealized (gain) loss on other investments					(167)	(167)
Nine months ended June 30, 2020 adjusted operating results	45,238	62,815	47,312	64,335	1,978	221,678
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	124,819					124,819
Higher (lower) crude oil production	(4,923)					(4,923)
Higher (lower) realized natural gas prices, after hedging	15,081					15,081
Higher (lower) realized crude oil prices, after hedging	(2,590)					(2,590)
Midstream and All Other Revenues
Higher (lower) operating revenues		23,111	33,632		(1,925)	54,818
Downstream Margins***
Impact of usage and weather				(476)		(476)
System modernization tracker revenues				2,851		2,851
Regulatory revenue adjustments				(1,167)		(1,167)
Higher (lower) energy marketing margins					(5,914)	(5,914)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(39,981)					(39,981)
Lower (higher) operating expenses	(4,891)	(1,266)	(6,528)	(3,201)	1,902	(13,984)
Lower (higher) property, franchise and other taxes	(3,456)					(3,456)
Lower (higher) depreciation / depletion	(6,873)	(5,919)	(6,697)	(1,240)	529	(20,200)
Other Income (Expense)
(Higher) lower other deductions		(1,038)		(446)	2,289	805
(Higher) lower interest expense		(7,360)	(4,482)		(1,621)	(13,463)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(10,584)	634	(927)	(665)	3,287	(8,255)
All other / rounding	255	83	51	(69)	(164)	156
Nine months ended June 30, 2021 adjusted operating results	112,095	71,060	62,361	59,922	361	305,799
Items impacting comparability:
Impairment of oil and gas properties	(76,152)					(76,152)
Tax impact of impairment of oil and gas properties	20,980					20,980
Gain on sale of timber properties					51,066	51,066
Tax impact of gain on sale of timber properties					(14,069)	(14,069)
Premium paid on early redemption of debt	(14,772)		(943)			(15,715)
Tax impact of premium paid on early redemption of debt	4,062		259			4,321
Unrealized gain (loss) on other investments					575	575
Tax impact of unrealized gain (loss) on other investments					(120)	(120)
Nine months ended June 30, 2021 GAAP earnings	$46,213	$71,060	$61,677	$59,922	$37,813	$276,685

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2021
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Nine months ended June 30, 2020 GAAP earnings per share	$(1.81)	$0.72	$0.58	$0.74	$0.02	$0.25
Items impacting comparability:
Impairment of oil and gas properties, net of tax	1.63					1.63
Deferred tax valuation allowance	0.69		(0.04)		—	0.65
Unrealized (gain) loss on other investments, net of tax					0.01	0.01
Rounding	0.01				(0.01)	—
Nine months ended June 30, 2020 adjusted operating results per share	0.52	0.72	0.54	0.74	0.02	2.54
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	1.36					1.36
Higher (lower) crude oil production	(0.05)					(0.05)
Higher (lower) realized natural gas prices, after hedging	0.16					0.16
Higher (lower) realized crude oil prices, after hedging	(0.03)					(0.03)
Midstream and All Other Revenues
Higher (lower) operating revenues		0.25	0.37		(0.02)	0.60
Downstream Margins***
Impact of usage and weather				(0.01)		(0.01)
System modernization tracker revenues				0.03		0.03
Regulatory revenue adjustments				(0.01)		(0.01)
Higher (lower) energy marketing margins					(0.06)	(0.06)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.44)					(0.44)
Lower (higher) operating expenses	(0.05)	(0.01)	(0.07)	(0.03)	0.02	(0.14)
Lower (higher) property, franchise and other taxes	(0.04)					(0.04)
Lower (higher) depreciation / depletion	(0.07)	(0.06)	(0.07)	(0.01)	0.01	(0.20)
Other Income (Expense)
(Higher) lower other deductions		(0.01)		—	0.02	0.01
(Higher) lower interest expense		(0.08)	(0.05)		(0.02)	(0.15)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.12)	0.01	(0.01)	(0.01)	0.04	(0.09)
Impact of additional shares	(0.02)	(0.03)	(0.03)	(0.04)	—	(0.12)
All other / rounding	—	(0.01)	—	(0.01)	—	(0.02)
Nine months ended June 30, 2021 adjusted operating results per share	1.22	0.78	0.68	0.65	0.01	3.34
Items impacting comparability:
Impairment of oil and gas properties, net of tax	(0.60)					(0.60)
Gain on sale of timber properties, net of tax					0.40	0.40
Premium paid on early redemption of debt, net of tax	(0.12)		—			(0.12)
Unrealized gain (loss) on other investments, net of tax					—	—
Rounding			(0.01)		0.01	—
Nine months ended June 30, 2021 GAAP earnings per share	$0.50	$0.78	$0.67	$0.65	$0.42	$3.02

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2021	2020	2021	2020
Operating Revenues:
Utility and Energy Marketing Revenues	$126,933	$139,661	$587,247	$650,320
Exploration and Production and Other Revenues	209,618	132,338	621,933	456,073
Pipeline and Storage and Gathering Revenues	57,846	51,020	177,491	151,908
	394,397	323,019	1,386,671	1,258,301
Operating Expenses:
Purchased Gas	18,737	29,121	177,018	239,663
Operation and Maintenance:
Utility and Energy Marketing	42,577	43,950	139,521	138,931
Exploration and Production and Other	43,112	32,404	127,033	109,056
Pipeline and Storage and Gathering	31,239	24,298	87,471	77,488
Property, Franchise and Other Taxes	24,492	21,381	71,259	67,268
Depreciation, Depletion and Amortization	84,170	73,232	251,632	226,062
Impairment of Oil and Gas Producing Properties	—	18,236	76,152	195,997
	244,327	242,622	930,086	1,054,465
Gain on Sale of Timber Properties	—	—	51,066	—
Operating Income	150,070	80,397	507,651	203,836

Other Income (Expense):
Other Income (Deductions)	(2,028)	2,547	(15,078)	(17,971)
Interest Expense on Long-Term Debt	(30,220)	(27,140)	(111,296)	(77,853)
Other Interest Expense	(1,012)	(1,420)	(4,630)	(4,863)

Income Before Income Taxes	116,810	54,384	376,647	103,149

Income Tax Expense	30,335	13,134	99,962	81,376

Net Income Available for Common Stock	$86,475	$41,250	$276,685	$21,773

Earnings Per Common Share
Basic	$0.95	$0.47	$3.04	$0.25
Diluted	$0.94	$0.47	$3.02	$0.25

Weighted Average Common Shares:
Used in Basic Calculation	91,172,683	87,966,289	91,113,973	86,966,448
Used in Diluted Calculation	91,762,898	88,323,699	91,642,849	87,346,362

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2021	2020
ASSETS
Property, Plant and Equipment	$12,834,695	$12,351,852
Less - Accumulated Depreciation, Depletion and Amortization	6,649,038	6,353,785
Net Property, Plant and Equipment	6,185,657	5,998,067
Assets Held for Sale, Net	—	53,424
Current Assets:
Cash and Temporary Cash Investments	118,012	20,541
Hedging Collateral Deposits	1,710	—
Receivables - Net	188,863	143,583
Unbilled Revenue	12,812	17,302
Gas Stored Underground	12,451	33,338
Materials, Supplies and Emission Allowances	53,740	51,877
Other Current Assets	51,969	47,557
Total Current Assets	439,557	314,198
Other Assets:
Recoverable Future Taxes	118,883	118,310
Unamortized Debt Expense	11,016	12,297
Other Regulatory Assets	145,632	156,106
Deferred Charges	58,807	67,131
Other Investments	149,250	154,502
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	93,627	76,035
Fair Value of Derivative Financial Instruments	770	9,308
Other	—	81
Total Other Assets	583,461	599,246
Total Assets	$7,208,675	$6,964,935
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 91,172,701 Shares and 90,954,696 Shares, Respectively	$91,173	$90,955
Paid in Capital	1,012,703	1,004,158
Earnings Reinvested in the Business	1,145,700	991,630
Accumulated Other Comprehensive Loss	(238,462)	(114,757)
Total Comprehensive Shareholders' Equity	2,011,114	1,971,986
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,627,860	2,629,576
Total Capitalization	4,638,974	4,601,562
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	30,000
Accounts Payable	113,470	134,126
Amounts Payable to Customers	7,193	10,788
Dividends Payable	41,484	40,475
Interest Payable on Long-Term Debt	45,304	27,521
Customer Advances	—	15,319
Customer Security Deposits	19,272	17,199
Other Accruals and Current Liabilities	168,378	140,176
Fair Value of Derivative Financial Instruments	205,501	43,969
Total Current and Accrued Liabilities	600,602	459,573
Deferred Credits:
Deferred Income Taxes	742,638	696,054
Taxes Refundable to Customers	353,736	357,508
Cost of Removal Regulatory Liability	241,377	230,079
Other Regulatory Liabilities	182,430	161,573
Pension and Other Post-Retirement Liabilities	117,291	127,181
Asset Retirement Obligations	191,853	192,228
Other Deferred Credits	139,774	139,177
Total Deferred Credits	1,969,099	1,903,800
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$7,208,675	$6,964,935

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	June 30,
(Thousands of Dollars)	2021	2020

Operating Activities:
Net Income Available for Common Stock	$276,685	$21,773
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Gain on Sale of Timber Properties	(51,066)	—
Impairment of Oil and Gas Producing Properties	76,152	195,997
Depreciation, Depletion and Amortization	251,632	226,062
Deferred Income Taxes	89,277	116,332
Premium Paid on Early Redemption of Debt	15,715	—
Stock-Based Compensation	12,296	9,716
Other	7,795	5,645
Change in:
Receivables and Unbilled Revenue	(40,733)	4,045
Gas Stored Underground and Materials, Supplies and Emission Allowances	19,024	11,597
Unrecovered Purchased Gas Costs	—	2,246
Other Current Assets	(4,282)	49,312
Accounts Payable	7,474	(13,166)
Amounts Payable to Customers	(3,595)	14,755
Customer Advances	(15,319)	(12,483)
Customer Security Deposits	2,073	(984)
Other Accruals and Current Liabilities	23,154	6,774
Other Assets	5,839	(18,215)
Other Liabilities	(311)	4,464
Net Cash Provided by Operating Activities	$671,810	$623,870

Investing Activities:
Capital Expenditures	$(512,775)	$(551,004)
Net Proceeds from Sale of Timber Properties	104,582	—
Acquisition of Upstream Assets and Midstream Gathering Assets	—	(27,050)
Other	11,223	4,126
Net Cash Used in Investing Activities	$(396,970)	$(573,928)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$(30,000)	$(55,200)
Reduction of Long-Term Debt	(515,715)	—
Dividends Paid on Common Stock	(121,606)	(112,851)
Net Proceeds From Issuance of Long-Term Debt	495,267	493,108
Net Proceeds from Issuance (Repurchase) of Common Stock	(3,605)	161,704
Net Cash Provided by (Used in) Financing Activities	$(175,659)	$486,761

Net Increase in Cash, Cash Equivalents, and Restricted Cash	99,181	536,703
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	20,541	27,260
Cash, Cash Equivalents, and Restricted Cash at June 30	$119,722	$563,963

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
EXPLORATION AND PRODUCTION SEGMENT	2021	2020	Variance	2021	2020	Variance
Total Operating Revenues	$209,535	$131,228	$78,307	$621,116	$452,728	$168,388
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	16,165	13,968	2,197	51,017	46,777	4,240
Lease Operating and Transportation Expense	66,708	46,157	20,551	199,296	148,687	50,609
All Other Operation and Maintenance Expense	3,757	2,952	805	10,944	8,994	1,950
Property, Franchise and Other Taxes	6,853	3,371	3,482	15,918	11,543	4,375
Depreciation, Depletion and Amortization	45,886	39,372	6,514	137,356	128,656	8,700
Impairment of Oil and Gas Producing Properties	—	18,236	(18,236)	76,152	195,997	(119,845)
	139,369	124,056	15,313	490,683	540,654	(49,971)

Operating Income (Loss)	70,166	7,172	62,994	130,433	(87,926)	218,359

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(289)	(395)	106	(860)	(1,185)	325
Interest and Other Income	18	142	(124)	176	583	(407)
Interest Expense on Long-Term Debt	—	—	—	(15,119)	—	(15,119)
Interest Expense	(12,008)	(14,323)	2,315	(42,601)	(42,543)	(58)
Income (Loss) Before Income Taxes	57,887	(7,404)	65,291	72,029	(131,071)	203,100
Income Tax Expense (Benefit)	18,872	(970)	19,842	25,816	26,662	(846)
Net Income (Loss)	$39,015	$(6,434)	$45,449	$46,213	$(157,733)	$203,946
Net Income (Loss) Per Share (Diluted)	$0.43	$(0.07)	$0.50	$0.50	$(1.81)	$2.31

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
PIPELINE AND STORAGE SEGMENT	2021	2020	Variance	2021	2020	Variance
Revenues from External Customers	$57,258	$51,020	$6,238	$175,881	$151,908	$23,973
Intersegment Revenues	26,805	26,793	12	82,651	77,370	5,281
Total Operating Revenues	84,063	77,813	6,250	258,532	229,278	29,254
Operating Expenses:
Purchased Gas	(11)	11	(22)	219	1	218
Operation and Maintenance	22,918	19,262	3,656	63,809	62,207	1,602
Property, Franchise and Other Taxes	8,070	8,029	41	24,713	24,515	198
Depreciation, Depletion and Amortization	15,609	14,352	1,257	46,806	39,313	7,493
	46,586	41,654	4,932	135,547	126,036	9,511

Operating Income	37,477	36,159	1,318	122,985	103,242	19,743

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	125	(174)	299	376	(523)	899
Interest and Other Income	1,364	1,763	(399)	3,159	4,851	(1,692)
Interest Expense	(10,070)	(7,773)	(2,297)	(31,353)	(22,037)	(9,316)
Income Before Income Taxes	28,896	29,975	(1,079)	95,167	85,533	9,634
Income Tax Expense	6,948	7,352	(404)	24,107	22,718	1,389
Net Income	$21,948	$22,623	$(675)	$71,060	$62,815	$8,245
Net Income Per Share (Diluted)	$0.24	$0.26	$(0.02)	$0.78	$0.72	$0.06

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
GATHERING SEGMENT	2021	2020	Variance	2021	2020	Variance
Revenues from External Customers	$588	$—	$588	$1,610	$—	$1,610
Intersegment Revenues	48,068	33,299	14,769	144,317	103,355	40,962
Total Operating Revenues	48,656	33,299	15,357	145,927	103,355	42,572
Operating Expenses:
Operation and Maintenance	8,715	5,443	3,272	24,750	16,487	8,263
Property, Franchise and Other Taxes	12	12	—	30	50	(20)
Depreciation, Depletion and Amortization	8,131	5,237	2,894	24,132	15,655	8,477
	16,858	10,692	6,166	48,912	32,192	16,720

Operating Income	31,798	22,607	9,191	97,015	71,163	25,852

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(68)	(71)	3	(203)	(214)	11
Interest and Other Income	10	41	(31)	253	198	55
Interest Expense on Long-Term Debt	—	—	—	(965)	—	(965)
Interest Expense	(4,102)	(2,383)	(1,719)	(12,435)	(6,762)	(5,673)
Income Before Income Taxes	27,638	20,194	7,444	83,665	64,385	19,280
Income Tax Expense	7,211	4,955	2,256	21,988	13,304	8,684
Net Income	$20,427	$15,239	$5,188	$61,677	$51,081	$10,596
Net Income Per Share (Diluted)	$0.22	$0.17	$0.05	$0.67	$0.58	$0.09

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
UTILITY SEGMENT	2021	2020	Variance	2021	2020	Variance
Revenues from External Customers	$126,934	$124,390	$2,544	$586,618	$569,856	$16,762
Intersegment Revenues	74	2,647	(2,573)	271	8,499	(8,228)
Total Operating Revenues	127,008	127,037	(29)	586,889	578,355	8,534
Operating Expenses:
Purchased Gas	44,848	43,752	1,096	255,011	247,869	7,142
Operation and Maintenance	43,296	43,410	(114)	141,412	137,323	4,089
Property, Franchise and Other Taxes	9,433	9,661	(228)	30,181	30,295	(114)
Depreciation, Depletion and Amortization	14,505	13,860	645	42,811	41,241	1,570
	112,082	110,683	1,399	469,415	456,728	12,687

Operating Income	14,926	16,354	(1,428)	117,474	121,627	(4,153)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(5,747)	(5,811)	64	(24,674)	(24,962)	288
Interest and Other Income	960	1,749	(789)	2,142	2,994	(852)
Interest Expense	(5,510)	(5,240)	(270)	(16,457)	(16,430)	(27)
Income Before Income Taxes	4,629	7,052	(2,423)	78,485	83,229	(4,744)
Income Tax Expense (Benefit)	(212)	798	(1,010)	18,563	18,894	(331)
Net Income	$4,841	$6,254	$(1,413)	$59,922	$64,335	$(4,413)
Net Income Per Share (Diluted)	$0.05	$0.07	$(0.02)	$0.65	$0.74	$(0.09)

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
ALL OTHER	2021	2020	Variance	2021	2020	Variance
Revenues from External Customers	$(1)	$16,286	$(16,287)	$1,174	$83,445	$(82,271)
Intersegment Revenues	2	341	(339)	22	598	(576)
Total Operating Revenues	1	16,627	(16,626)	1,196	84,043	(82,847)
Operating Expenses:
Purchased Gas	4	14,038	(14,034)	2,297	75,222	(72,925)
Operation and Maintenance	17	2,176	(2,159)	701	5,754	(5,053)
Property, Franchise and Other Taxes	—	202	(202)	47	522	(475)
Depreciation, Depletion and Amortization	—	245	(245)	394	653	(259)
	21	16,661	(16,640)	3,439	82,151	(78,712)
Gain on Sale of Timber Properties	—	—	—	51,066	—	51,066
Operating Income (Loss)	(20)	(34)	14	48,823	1,892	46,931
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	—	(69)	69	(7)	(207)	200
Interest and Other Income	3	202	(199)	229	674	(445)
Interest Expense	—	(10)	10	—	(52)	52
Income (Loss) before Income Taxes	(17)	89	(106)	49,045	2,307	46,738
Income Tax Expense (Benefit)	(1,056)	98	(1,154)	11,428	775	10,653
Net Income (Loss)	$1,039	$(9)	$1,048	$37,617	$1,532	$36,085
Net Income (Loss) Per Share (Diluted)	$0.01	$—	$0.01	$0.41	$0.02	$0.39

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
CORPORATE	2021	2020	Variance	2021	2020	Variance
Revenues from External Customers	$83	$95	$(12)	$272	$364	$(92)
Intersegment Revenues	1,027	1,094	(67)	2,718	3,281	(563)
Total Operating Revenues	1,110	1,189	(79)	2,990	3,645	(655)
Operating Expenses:
Operation and Maintenance	5,224	2,778	2,446	11,566	8,920	2,646
Property, Franchise and Other Taxes	124	106	18	370	343	27
Depreciation, Depletion and Amortization	39	166	(127)	133	544	(411)
	5,387	3,050	2,337	12,069	9,807	2,262

Operating Loss	(4,277)	(1,861)	(2,416)	(9,079)	(6,162)	(2,917)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(923)	(775)	(148)	(2,769)	(2,326)	(443)
Interest and Other Income	33,433	35,919	(2,486)	107,728	89,795	17,933
Interest Expense on Long-Term Debt	(30,220)	(27,140)	(3,080)	(95,212)	(77,853)	(17,359)
Other Interest Expense	(236)	(1,665)	1,429	(2,412)	(4,688)	2,276
Income (Loss) before Income Taxes	(2,223)	4,478	(6,701)	(1,744)	(1,234)	(510)
Income Tax Expense (Benefit)	(1,428)	901	(2,329)	(1,940)	(977)	(963)
Net Income (Loss)	$(795)	$3,577	$(4,372)	$196	$(257)	$453
Net Income (Loss) Per Share (Diluted)	$(0.01)	$0.04	$(0.05)	$0.01	$—	$0.01

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
INTERSEGMENT ELIMINATIONS	2021	2020	Variance	2021	2020	Variance
Intersegment Revenues	$(75,976)	$(64,174)	$(11,802)	$(229,979)	$(193,103)	$(36,876)
Operating Expenses:
Purchased Gas	(26,104)	(28,680)	2,576	(80,509)	(83,429)	2,920
Operation and Maintenance	(49,872)	(35,494)	(14,378)	(149,470)	(109,674)	(39,796)
	(75,976)	(64,174)	(11,802)	(229,979)	(193,103)	(36,876)
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(30,914)	(29,974)	(940)	(100,628)	(87,649)	(12,979)
Interest Expense	30,914	29,974	940	100,628	87,649	12,979
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Nine Months Ended
	June 30,					June 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2021		2020		(Decrease)	2021		2020		(Decrease)

Capital Expenditures:
Exploration and Production	$94,152	(1)	$65,647	(3)	$28,505	$263,763	(1)(2)	$294,990	(3)(4)	$(31,227)
Pipeline and Storage	63,863	(1)	41,494	(3)	22,369	155,556	(1)(2)	124,131	(3)(4)	31,425
Gathering	6,209	(1)	21,289	(3)	(15,080)	25,628	(1)(2)	46,200	(3)(4)	(20,572)
Utility	24,866	(1)	25,616	(3)	(750)	66,691	(1)(2)	62,238	(3)(4)	4,453
Total Reportable Segments	189,090		154,046		35,044	511,638		527,559		(15,921)
All Other	—		16		(16)	—		38		(38)
Corporate	129		100		29	218		420		(202)
Eliminations	(1,898)		—		(1,898)	(2,118)		—		(2,118)
Total Capital Expenditures	$187,321		$154,162		$33,159	$509,738		$528,017		$(18,279)

(1)Capital expenditures for the quarter and nine months ended June 30, 2021, include accounts payable and accrued liabilities related to capital expenditures of $49.7 million, $25.8 million, $0.9 million, and $5.1 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2021, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the nine months ended June 30, 2021, exclude capital expenditures of $45.8 million, $17.3 million, $13.5 million and $10.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2020 and paid during the nine months ended June 30, 2021. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2020, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2021.

(3)Capital expenditures for the quarter and nine months ended June 30, 2020, include accounts payable and accrued liabilities related to capital expenditures of $26.5 million, $16.4 million, $6.5 million, and $8.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2020, since they represent non-cash investing activities at that date.

(4)Capital expenditures for the nine months ended June 30, 2020, exclude capital expenditures of $38.0 million, $23.8 million, $6.6 million and $12.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2019 and paid during the nine months ended June 30, 2020. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2019, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2020.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended June 30,	Normal	2021	2020	Normal (1)	Last Year (1)
Buffalo, NY	912	794	1,032	(12.9)	(23.1)
Erie, PA	871	741	920	(14.9)	(19.5)

Nine Months Ended June 30,
Buffalo, NY	6,455	5,693	6,002	(11.8)	(5.1)
Erie, PA	6,023	5,188	5,381	(13.9)	(3.6)

(1)Percents compare actual 2021 degree days to normal degree days and actual 2021 degree days to actual 2020 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	79,314	52,043	27,271	236,429	161,965	74,464
West Coast	431	468	(37)	1,300	1,434	(134)
Total Production	79,745	52,511	27,234	237,729	163,399	74,330

Average Prices (Per Mcf)
Appalachia	$2.29	$1.45	$0.84	$2.25	$1.80	$0.45
West Coast	5.36	2.58	2.78	5.83	3.98	1.85
Weighted Average	2.31	1.46	0.85	2.27	1.82	0.45
Weighted Average after Hedging	2.20	1.92	0.28	2.21	2.13	0.08

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	1	—	1	2	2	—
West Coast	557	584	(27)	1,681	1,790	(109)
Total Production	558	584	(26)	1,683	1,792	(109)

Average Prices (Per Barrel)
Appalachia	$42.09	$27.50	$14.59	$43.13	$50.28	$(7.15)
West Coast	67.55	29.13	38.42	56.92	47.40	9.52
Weighted Average	67.52	29.12	38.40	56.90	47.41	9.49
Weighted Average after Hedging	59.22	50.70	8.52	55.40	57.35	(1.95)

Total Production (MMcfe)	83,093	56,015	27,078	247,827	174,151	73,676

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.19	$0.25	$(0.06)	$0.21	$0.27	$(0.06)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.80	$0.82	$(0.02)	$0.80	$0.85	$(0.05)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.55	$0.70	$(0.15)	$0.55	$0.74	$(0.19)

(1)Refer to page 16 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)Amounts include transportation expense of $0.57 and $0.57 per Mcfe for the three months ended June 30, 2021 and June 30, 2020, respectively. Amounts include transportation expense of $0.57 and $0.57 per Mcfe for the nine months ended June 30, 2021 and June 30, 2020, respectively.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Three Months of Fiscal 2021	Volume		Average Hedge Price
Oil Swaps
Brent	354,000	BBL	$57.57 / BBL
NYMEX	39,000	BBL	$51.00 / BBL
Total	393,000	BBL	$56.91 / BBL
Gas Swaps
NYMEX	37,170,000	MMBTU	$2.62 / MMBTU
No Cost Collars	7,050,000	MMBTU	$2.28 / MMBTU (Floor) / $2.77 / MMBTU (Ceiling)
Fixed Price Physical Sales	25,768,709	MMBTU	$2.27 / MMBTU
Total	69,988,709	MMBTU
Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
Brent	1,140,000	BBL	$58.28 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	1,296,000	BBL	$57.40 / BBL
Gas Swaps
NYMEX	208,500,000	MMBTU	$2.75 / MMBTU
No Cost Collars	2,350,000	MMBTU	$2.28 / MMBTU (Floor) / $2.77 / MMBTU (Ceiling)
Fixed Price Physical Sales	51,121,738	MMBTU	$2.27 / MMBTU
Total	261,971,738	MMBTU
Hedging Summary for Fiscal 2023	Volume		Average Hedge Price
Oil Swaps
Brent	480,000	BBL	$58.48 / BBL
Total	480,000	BBL	$58.48 / BBL
Gas Swaps
NYMEX	98,710,000	MMBTU	$2.69 / MMBTU
No Cost Collars	7,700,000	MMBTU	$2.76 / MMBTU (Floor) / $3.16 / MMBTU (Ceiling)
Fixed Price Physical Sales	48,121,254	MMBTU	$2.23 / MMBTU
Total	154,531,254	MMBTU
Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Oil Swaps
Brent	120,000	BBL	$50.30 / BBL
Total	120,000	BBL	$50.30 / BBL
Gas Swaps
NYMEX	59,490,000	MMBTU	$2.71 / MMBTU
No Cost Collars	700,000	MMBTU	$2.76 / MMBTU (Floor) / $3.16 / MMBTU (Ceiling)
Fixed Price Physical Sales	27,530,402	MMBTU	$2.18 / MMBTU
Total	87,720,402	MMBTU
Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Oil Swaps
Brent	120,000	BBL	$50.32 / BBL
Total	120,000	BBL	$50.32 / BBL
Gas Swaps
NYMEX	4,740,000	MMBTU	$2.71 / MMBTU
Fixed Price Physical Sales	8,835,284	MMBTU	$2.06 / MMBTU
Total	13,575,284	MMBTU

Hedging Summary for Fiscal 2026	Volume		Average Hedge Price
Fixed Price Physical Sales	4,923,270	MMBTU	$2.02 / MMBTU

Hedging Summary for Fiscal 2027	Volume		Average Hedge Price
Fixed Price Physical Sales	286,249	MMBTU	$2.02 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)
Firm Transportation - Affiliated	19,202	20,877	(1,675)	92,290	98,145	(5,855)
Firm Transportation - Non-Affiliated	155,022	151,702	3,320	494,458	478,880	15,578
Interruptible Transportation	181	757	(576)	1,205	2,002	(797)
	174,405	173,336	1,069	587,953	579,027	8,926

Gathering Volume - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)
Gathered Volume	91,817	61,338	30,479	275,283	190,864	84,419

Utility Throughput - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)
Retail Sales:
Residential Sales	9,776	11,312	(1,536)	57,241	56,943	298
Commercial Sales	1,369	1,450	(81)	8,206	8,295	(89)
Industrial Sales	65	106	(41)	441	506	(65)
	11,210	12,868	(1,658)	65,888	65,744	144
Transportation	13,298	13,520	(222)	55,815	59,233	(3,418)
	24,508	26,388	(1,880)	121,703	124,977	(3,274)

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results, Adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and nine months ended June 30, 2021 and 2020:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2021	2020	2021	2020
Reported GAAP Earnings	$86,475	$41,250	$276,685	$21,773
Items impacting comparability:
Impairment of oil and gas properties (E&P)	—	18,236	76,152	195,997
Tax impact of impairment of oil and gas properties	—	(4,986)	(20,980)	(53,489)
Gain on sale of timber properties (Corporate/All Other)	—	—	(51,066)	—
Tax impact of gain on sale of timber properties	—	—	14,069	—
Premium paid on early redemption of debt	—	—	15,715	—
Tax impact of premium paid on early redemption of debt	—	—	(4,321)	—
Deferred tax valuation allowance	—	—	—	56,770
Unrealized (gain) loss on other investments (Corporate/All Other)	(1,025)	(5,639)	(575)	794
Tax impact of unrealized (gain) loss on other investments	215	1,184	120	(167)
Adjusted Operating Results	$85,665	$50,045	$305,799	$221,678

Reported GAAP Earnings Per Share	$0.94	$0.47	$3.02	$0.25
Items impacting comparability:
Impairment of oil and gas properties, net of tax (E&P)	—	0.15	0.60	1.63
Gain on sale of timber properties, net of tax (Corporate/All Other)	—	—	(0.40)	—
Premium paid on early redemption of debt, net of tax	—	—	0.12	—
Deferred tax valuation allowance	—	—	—	0.65
Unrealized (gain) loss on other investments, net of tax (Corporate/All Other)	(0.01)	(0.05)	—	0.01
Adjusted Operating Results Per Share	$0.93	$0.57	$3.34	$2.54

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and nine months ended June 30, 2021 and 2020:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2021	2020	2021	2020
Reported GAAP Earnings	$86,475	$41,250	$276,685	$21,773
Depreciation, Depletion and Amortization	84,170	73,232	251,632	226,062
Other (Income) Deductions	2,028	(2,547)	15,078	17,971
Interest Expense	31,232	28,560	115,926	82,716
Income Taxes	30,335	13,134	99,962	81,376
Impairment of Oil and Gas Producing Properties	—	18,236	76,152	195,997
Gain on Sale of Timber Properties	—	—	(51,066)	—
Adjusted EBITDA	$234,240	$171,865	$784,369	$625,895

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$53,086	$50,511	$169,791	$142,555
Gathering Adjusted EBITDA	39,929	27,844	121,147	86,818
Total Midstream Businesses Adjusted EBITDA	93,015	78,355	290,938	229,373
Exploration and Production Adjusted EBITDA	116,052	64,780	343,941	236,727
Utility Adjusted EBITDA	29,431	30,214	160,285	162,868
Corporate and All Other Adjusted EBITDA	(4,258)	(1,484)	(10,795)	(3,073)
Total Adjusted EBITDA	$234,240	$171,865	$784,369	$625,895

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2021	2020	2021	2020
Exploration and Production Segment
Reported GAAP Earnings	$39,015	$(6,434)	$46,213	$(157,733)
Depreciation, Depletion and Amortization	45,886	39,372	137,356	128,656
Other (Income) Deductions	271	253	684	602
Interest Expense	12,008	14,323	57,720	42,543
Income Taxes	18,872	(970)	25,816	26,662
Impairment of Oil and Gas Producing Properties	—	18,236	76,152	195,997
Adjusted EBITDA	$116,052	$64,780	$343,941	$236,727

Pipeline and Storage Segment
Reported GAAP Earnings	$21,948	$22,623	$71,060	$62,815
Depreciation, Depletion and Amortization	15,609	14,352	46,806	39,313
Other (Income) Deductions	(1,489)	(1,589)	(3,535)	(4,328)
Interest Expense	10,070	7,773	31,353	22,037
Income Taxes	6,948	7,352	24,107	22,718
Adjusted EBITDA	$53,086	$50,511	$169,791	$142,555

Gathering Segment
Reported GAAP Earnings	$20,427	$15,239	$61,677	$51,081
Depreciation, Depletion and Amortization	8,131	5,237	24,132	15,655
Other (Income) Deductions	58	30	(50)	16
Interest Expense	4,102	2,383	13,400	6,762
Income Taxes	7,211	4,955	21,988	13,304
Adjusted EBITDA	$39,929	$27,844	$121,147	$86,818

Utility Segment
Reported GAAP Earnings	$4,841	$6,254	$59,922	$64,335
Depreciation, Depletion and Amortization	14,505	13,860	42,811	41,241
Other (Income) Deductions	4,787	4,062	22,532	21,968
Interest Expense	5,510	5,240	16,457	16,430
Income Taxes	(212)	798	18,563	18,894
Adjusted EBITDA	$29,431	$30,214	$160,285	$162,868

Corporate and All Other
Reported GAAP Earnings	$244	$3,568	$37,813	$1,275
Depreciation, Depletion and Amortization	39	411	527	1,197
Gain on Sale of Timber Properties	—	—	(51,066)	—
Other (Income) Deductions	(1,599)	(5,303)	(4,553)	(287)
Interest Expense	(458)	(1,159)	(3,004)	(5,056)
Income Taxes	(2,484)	999	9,488	(202)
Adjusted EBITDA	$(4,258)	$(1,484)	$(10,795)	$(3,073)

Management defines free cash flow as funds from operations less capital expenditures. The Company is unable to provide a reconciliation of projected free cash flow as described in this release to its comparable financial measure calculated in accordance with GAAP without unreasonable efforts. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.